REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: MARCH 05, 2025 / 1:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Mohit Gupta Abercrombie & Fitch Co - Investor Relations Fran Horowitz Abercrombie & Fitch Co - Chief Executive Officer, Director Robert Ball Abercrombie & Fitch Co - Chief Financial Officer & Senior Vice President Scott Lipesky Abercrombie & Fitch Co - Chief Operating Officer, Executive Vice President C O N F E R E N C E C A L L P A R T I C I P A N T S Dana Telsey Telsey Advisory Group - Analyst Corey Tarlowe Jeffries - Analyst Matthew Boss JPMorgan - Analyst Paul Lejuez Citi - Analyst Marni Shapiro The Retail Tracker - Analyst Alexandra Stratton Morgan Stanley - Analyst Mauricio Serna Vega UBS - Analyst Janet Kloppenburg JJK Research Associates - Analyst P R E S E N T A T I O N Operator Good day, and thank you for standing by. Welcome to the Abercrombie & Fitch fourth-quarter fiscal year 2024 earnings call. (Operator Instructions) Please be advised today's conference is being recorded. I would now like to hand the conference over to your speaker today, Mo Gupta. Please go ahead. Mohit Gupta - Abercrombie & Fitch Co - Investor Relations Thank you. Good morning, and welcome to our fourth-quarter 2024 earnings call. Joining me on today on the call is Fran Horowitz, Chief Executive Officer; Scott Lipesky, Chief Operating Officer; and Robert Ball, Chief Financial Officer. Earlier this morning, we issued our fourth quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that we will make certain forward-looking statements on the call. These statements are subject to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mentioned today. These factors and uncertainties are discussed in our reports and filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures on the call. Additional details and reconciliations of GAAP to adjusted non-GAAP financial measures are included in the release and the investor presentation issued earlier this morning. With that, I'll turn the call over to Fran. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 05, 2025 / 1:30PM, ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director Thanks, Mo. Good morning, and thank you for joining today's call. I'm happy to report that we finished the fourth quarter ahead of the range we provided in early January, where we revised our sales expectations upward based on great holiday performance. The fourth quarter put an exclamation point on a year of significant achievement for our global team, both strategically and financially. As we declared a year ago, our goal for 2024 was to deliver another year of sustainable profitable growth. Our team achieved that goal, gained customers around the world, expanded the reach of our brands and delivered top-tier financial results in our industry. High-quality sales growth resulted in meaningful operating margin and earnings per share expansion. We've greatly surpassed all 2025 financial targets from our Always Forward Plan. In 2025, we are aiming to build on these strong results while continuing to strengthen our brands and operating model. For the fourth quarter, we delivered net sales growth of 9% or 14%, excluding the 550 basis point headwind from the 53rd week in 2023. Net sales growth was supported by double-digit comparable sales growth across regions. Traffic was strong, resulting in net sales growth across brands as well, with comparable sales growth of 5% at Abercrombie and 24% at Hollister. With healthy top-line growth and continued financial discipline, we saw strong bottom line results with operating margin expanding 90 basis points and earnings per share increasing 20% from last year. Looking back on the year in total, our fiscal 2023 results proved our potential, and we entered 2024 with the opportunity to capitalize on the strength of our global brands and deliver profitable growth. We did exactly that, setting full year records for net sales and operating income while investing in and strengthening our core capabilities to enable future growth. For 2024, we delivered net sales growth of 16% to $4.95 billion, with operating income up 53% year-over-year, operating margin at 15% and earnings per share up 72% to $10.69. These incredible results are a significant expansion from both 2023 and pre-pandemic levels, and were driven by the passion and agility of our world-class team, executing our global playbooks where we put the customer at the center of everything we do. I'll highlight a few key wins for the year, starting with our Global Brands, where both grew double digits and added millions of new customers. Hollister returned to growth in an impressive way with net sales up 15% to last year. Our team is dialed into the teen customer, and we saw incredible acceptance of our new and improved category offerings expressed through social media campaigns and live activation events. In store, we completed around 40 remodels and rightsizes, opened 25 new stores, and ended the year with strong productivity gains across the Hollister fleet. Abercrombie net sales grew 16%, representing the fourth consecutive year of double-digit growth. After half a decade of healthy expansion, I'm so proud of how our team continues to stay close and show up for our customers across key moments in their lives. The Wedding Shop, key partnerships like the NFL and Formula One, and our YPB active line were all successes. These categories, among others, play a part in the larger A&F brand story by driving new customer growth and strong customer retention that will continue to propel the brand forward. Both Abercrombie and Hollister grew units this year, and both brands also added to strong double-digit AUR increases from pre-pandemic levels. Importantly, both brand families are highly profitable on a contribution basis, supporting total company bottom line results. Our brands are as strong as ever and it showed in 2024. As we look around the world, each region contributed to growth as we continued to invest in our local teams and capabilities. The Americas remains our lead region, growing 17%, and we also saw growth of 12% in EMEA and 9% in APAC, a nice double-digit comparable sales growth in both regions as we capitalized on the global addressable market opportunity across brands. We invested in marketing to support product launches and seasonal traffic in the Americas while also amplifying our voice in the UK and Germany. More broadly in EMEA, our teams have executed well and meaningfully improved the contribution margin of the region. I was just in London for the opening of our Oxford [Street] (added by company after the call) store, and I was so impressed and energized by the customer response. We have successfully tested multiple brand reintroduction efforts in the UK, and more recently moved to increase our brand engagement in Germany. We've made great progress, and I'm excited about the growth opportunity ahead. 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 05, 2025 / 1:30PM, ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call

Our Read & React inventory model was critical to our success in 2024. We chased millions of units, enabling us to align our inventory receipts and ownership with our customers' needs and preferences. Read & React supports our business in many ways and is a core principle in how we run our merchandising, planning, sourcing, supply chain, and marketing functions. A huge thanks to these teams for navigating a dynamic shipping market this year to deliver double-digit growth across brands, well exceeding our plans at the beginning of the year. Our stores and digital channels grew nicely in 2024 and both were highly profitable. We were net store openers for the third consecutive year, while also investing to drive and support significant traffic improvements across channels. On the store side, we have spent years successfully rightsizing and modernizing our fleet. This work continued in 2024, where we added 125 new experiences and delivered a stores channel four-wall operating margin around 30%. Our brands, regions and direct channels delivered strong performance on both the top and bottom line in 2024. We grew EPS 72% year-over-year, and we generated more than $500 million in free cash flow. Our strong cash flow enabled us to strengthen the balance sheet by eliminating funded debt and returned excess cash to shareholders by repurchasing 3% of shares outstanding at the beginning of the year. When we keep the customer at the center of all we do and execute our playbook, powerful things can happen evidenced by these results. The list of achievements in 2024 is extensive, I could go on. But with our Always Forward mentality, we're focused on the bright future ahead and furthering our position of strength. We entered 2025 having significantly exceeded the financial targets from the Always Forward plan set three years ago. We expect to add to great 2024 results this year, continuing on our path of profitable growth. We will leverage the strong foundation we have built over the past several years. Specifically, two healthy customer-driven brand families with distinct and large addressable markets; successful regionally relevant playbooks designed to attract, engage, retain and scale long-term customer relationships; significant global growth opportunity leveraging leading capabilities in owned and operated channels while pursuing new markets via franchise wholesale and licensing partnerships; a strong omnichannel base with a clean, highly profitable and expanding store fleet, enhanced by a leading digital platform; an agile Read & React inventory model to support customer demand and sustainable margins; a durable balance sheet and consistent free cash flow profile underpinned by disciplined investment philosophy to maximize long-term value; and a strong culture driven by a winning customer-obsessed team. Each of these foundational strengths support our plans for future growth, and I'll highlight a few key ways we'll leverage them in 2025. For our healthy customer-driven brand families, we see significant long-term addressable market opportunities for both Abercrombie and Hollister, and we expect to see both brands grow in 2025. We are attracting and retaining customers and focusing on the product most relevant to their daily lives. To access the global growth opportunity, we will continue to leverage our regionally relevant playbooks and build upon our strong omnichannel base. For stores, we expect to deliver around 100 new experiences in 2025. For digital, we continue to find opportunities to improve the customer experience around speed, product discovery, and localization. We will also invest in technology to enhance the shopping experience across channels. Outside of owned and operated global growth, we are evolving our go-to-market approach with an eye toward both speed and capital-light efficiency. We'll leverage our strong brands to build new partnerships, primarily in non-owned and operated regions to accelerate growth and build global brand awareness. Across wholesale, franchise and licensing, we see potential to introduce our brands to new customers and drive long-term shareholder value. In 2025, we expect initial store openings and product launches for the partnerships we announced this past year, such as our Abercrombie Kids partnership with Haddad Brands and our entry into India under a franchise agreement with Myntra Jabong. I'll finish with our greatest strength, our people and culture. Based on my many decades of experience, we have the best team in retail, and together, we will drive our global brands forward with a customer-first mindset. We expect 2025 will be another year of sustainable profitable growth through expanding the top line while driving shareholder returns. Many thanks to the global team that makes this all possible. I'm excited to push to new heights with all of you in 2025. 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 05, 2025 / 1:30PM, ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call

And with that, I'll hand it over to Robert. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer & Senior Vice President Thanks, Fran, and good morning, everyone. I'd like to add my thanks to our global teams for continuing to execute at such a high level, allowing us to deliver another year of profitable growth in 2024. Before I get into the results, I'd like to cover a change we made to our financial reporting this quarter. We believe presenting selling expense, which includes all marketing expenses, as well as presenting general and administrative expense, which includes all management expenses, is more reflective of our current operating structure and aligns with the manner in which we'll disclose significant segment expenses go forward. Previously, we included stores and distribution expense and marketing, general, and administrative expense categories on the consolidated statement of operations. Please refer to the earnings materials for full disclosure of costs included in each category as well as other details. Recapping Q4 results, we delivered net sales of $1.58 billion, up 9% to last year on a reported basis, above the range we provided in early January. We saw an $80 million adverse impact or 550 basis points from the 53rd reporting week in 2023, aligned with our previous outlook. We also saw a 50 basis point adverse impact from foreign currency. Comparable sales for the quarter were up 14%, reflecting our seventh consecutive quarter of double-digit comparable sales growth. By region, net sales increased 11% in the Americas, 2% in EMEA, and were down 4% in APAC. On a comparable sales basis, Americas was up 15%, EMEA was up 12%, and APAC was up 17%. For EMEA and APAC, the large spread between reported and comp sales was due to net store closures, the impact of foreign currency and the 53rd reporting week in 2023. In the Americas, we continued to see balanced growth across markets. In EMEA, the UK and Germany continued to lead the way. And in APAC, comparable sales growth was driven by China. Within the brands, both Abercrombie and Hollister delivered record fourth quarter net sales. Abercrombie brands delivered its 16th consecutive quarter of net sales growth, up 2% over last year on comparable sales growth of 5%. Hollister brands net sales grew 16% on comparable sales growth of 24%. Across the business, we saw low single-digit AUR growth and mid-single-digit unit growth on increased traffic net of the impact of the 53rd week. Operating income was $256 million, growing 15% from operating income of $223 million last year. Operating margin was 16.2% of sales, compared to operating margin of 15.3% of sales last year. Gross margin for the quarter was 61.5%, compared to 62.9% last year as improved AURs from lower discounts was more than offset by higher freight costs due to higher freight rates and air usage to support delivery times. Operating margin expansion was driven by around 200 basis points of leverage, split evenly between selling and general and administrative expenses, more than offsetting lower gross margin. Consistent with the year-to-date period, we saw variable expense increase generally in line with sales growth, and we improved productivity of fixed expenses while also funding increased investments in marketing, digital and technology, and people. For marketing, fourth-quarter expenses were around 7% of sales, up 50 basis points from last year. We ended the quarter with inventory at cost up 22%. Within that, inventory units are up 6% to support expected first quarter 2025 sales growth. The remaining 16% is relatively evenly split between higher year-over-year freight costs, the mix impact from more normalized seasonal carryover inventory, and category mix into dresses and licensed product. The tax rate for the quarter was in line with our outlook at 28%, and net income per diluted share was $3.57 compared to $2.97 last year, or a growth of 20%. For the year, net sales grew 16% to $4.95 billion, representing the highest annual sales level in the history of the company. For the year, 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 05, 2025 / 1:30PM, ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call

we saw an adverse net sales growth impact of approximately 120 basis points from the 53rd reporting week in 2023. Comparable sales for the year were up 17%. Net sales growth was balanced, driven by double-digit comparable sales growth across regions and brands. By region, the majority of the growth came from the Americas. Net sales were up 17% in the Americas, 12% in EMEA, and 9% in APAC. By brand, Abercrombie brands delivered net sales growth of 16% and comparable sales growth of 15%. At Hollister brands, we delivered total net sales growth of 15% with comparable sales growth of 19%. Across the business, we saw high single-digit AUR growth and high single-digit unit growth on increased traffic. Operating income of $741 million or 15% of sales was the highest in company history, reflecting growth of 53% compared to operating income of $485 million or 11.3% of sales last year. Gross margin for the year was 64.2%, compared to 62.9% last year, with the improvement primarily driven by lower promotions. Full-year operating margin improvement was also driven by around 200 basis points of leverage on selling and general and administrative expenses. In selling expense, we finished the year with marketing in line with our target at around 5% of sales. The effective tax rate for the year was 25%. Net income per diluted share grew 72% year-over-year to $10.69, compared to $6.22 in 2023. Moving to the balance sheet. We exited the year with cash and cash equivalents of $773 million and liquidity of approximately $1.2 billion. We also ended the year with current investments of $116 million. For the year, we drove operating cash flow of $710 million and free cash flow of $527 million. For the year, we used around $450 million of free cash flow to fully eliminate funded debt and repurchased approximately 1.6 million shares, driving a 1.5% net reduction in ending shares outstanding, including the vesting impact of share-based compensation. From a direct channel perspective, both stores and digital grew nicely in 2024. For the year, 46% of total sales were digital, with Hollister around 30% and Abercrombie around 60%, generally consistent with 2023. On the store fleet, we delivered 125 new store experiences, including 65 new stores, 12 rightsizes and 48 remodels. We also closed 41 stores, finishing as a net store opener for the third consecutive year. We ended the year with 789 stores, 511 Hollister and 278 A&F across 5.1 million gross square feet, growing square footage by 2% to last year. We saw a double-digit improvement in store productivity with an aggregate fleet four-wall operating margin of around 30%, to complement a highly profitable digital business. Shifting to 2025. We're entering the year with significant global growth opportunities ahead of us. As Fran mentioned, we have a powerful foundation in place and we're confident in our ability to deliver another year of profitable growth. For the full year, we expect net sales growth in the range of 3% to 5% from $4.95 billion in 2024, with full-year growth expected across regions and brands. We currently anticipate a 70 basis point adverse impact from foreign currency. We expect full year operating margin in the range of 14% to 15%. We expect the first half to be adversely impacted by higher year-over-year freight costs and more normalized carryover inventory selling, and the second half will benefit from expected lower freight than last year. For tariffs, our outlook includes US tariffs on China, Canada and Mexico currently in effect. We expect a 2025 impact of around $5 million. Our outlook does not include any other potential incremental tariffs. We are forecasting a tax rate around 26%. For earnings per share, we expect diluted weighted average shares of around $51 million, which incorporates the anticipated impact of 2025 share repurchases. Combined with the tax rate, we expect earnings per share in the range of $10.40 to $11.40. For capital allocation, we expect capital expenditures of around $200 million. On stores, we expect to deliver around 100 new experiences, including 60 new stores, and 40 rightsizes or remodels. We also expect to be net store openers with our 60 new stores outpacing around 20 anticipated closures. 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 05, 2025 / 1:30PM, ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call

This morning, we announced a new $1.3 billion share repurchase authorization. We entered the year with no funded debt and strong cash and investment positions. At the current sales and operating margin outlook, we are targeting around $100 million in share repurchases per quarter in 2025, subject to business performance, share price and market conditions. For the first quarter of 2025, we expect net sales to be up 4% to 6% to the Q1 2024 level of $1.02 billion. We expect operating margin to be in the range of 8% to 9% as we anticipate higher unit costs from freight and lower gross margins from higher year-over-year carryover inventory selling along with higher marketing spend. We expect a Q1 tax rate around 25%, which is slightly lower than the company's statutory federal income tax rate, primarily due to anticipated discrete federal income tax benefits related to the vesting of share-based compensation. The rate is sensitive to the company's actual stock price on the vesting dates. We expect earnings per share in the range of $1.25 to $1.45 with diluted weighted average shares expected to be around 52 million, including the anticipated impact of at least $100 million in share repurchases for the quarter. As we head into 2025, we entered the year with a growth mindset and are excited about the opportunities ahead. We have a strong financial foundation and an agile global operating model, putting us in a position to deliver continued profitable growth in 2025. With that, operator, we are ready for questions. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) Dana Telsey, Telsey Advisory Group. Dana Telsey - Telsey Advisory Group - Analyst Congratulations on such a successful 2024. As you build upon the growth of 2024 into 2025, how are you seeing current business trends given the macro environment out there? And when you think about the opportunities for the core Abercrombie division and the Hollister division, how do you think about pricing and category enhancements? Thank you. Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director Dana, so yes, 2024 was an outstanding year, and A&F led that way at 16%. But what was exciting was that we had growth across brands as well as -- balanced growth across brands as well as regions. And doing that with two strong brands is very, very exciting. Last year, we did have a bit of a flawless transition into spring, and, this year, it's a bit more normalized. We have -- we are positive for the month of February, seeing a little bit of a difference between the brands. Hollister came in very strong off of a very, very strong Q4, and Abercrombie is a bit negative. But we are seeing spring products turning on in Abercrombie, we've got some nice green shoots out there. You know the way that we run our model here gives us the ability to be very agile and chase after those things that are working. So we are controlling what we can control, company, again, two strong brands, and our goal is to deliver the total, which is reflected in both our Q1 outlook as well as our outlook for the year. 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 05, 2025 / 1:30PM, ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call

Scott Lipesky - Abercrombie & Fitch Co - Chief Operating Officer, Executive Vice President Hey Dana, it's Scott. I'm just going to add on there to the end. As you think about the global growth opportunity that we have for both brands, outside of the product side, it's really exciting that we've seen our international business turn on. As we came through '22 into '23, we invested in our teams in those regions. We're back into opening stores. We've seen great results across the UK, Germany, and China, where we've really focused our efforts. So zooming out, we just love the global growth opportunity that we have. We have a lot of white space out there across brands. And we've seen that balanced growth coming through 2024, and we expect that in 2025. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer & Senior Vice President And then, Dana, just hitting on your last point around pricing. So we're coming into the year, we are really happy with the pricing architecture that we have across the brands. As you know, we take a pretty disciplined approach to our pricing. And obviously, we're always mindful of that customer value perception. We obviously want them to feel like the product is worth every penny that they're putting on the counter for us. And I think it's important for us to go back and think about what this team has done to avoid meaningfully taking prices and taking tickets up over some pretty inflationary times that that customer has seen over the last three years. So we stand by our pricing. We currently don't intend to take any significant -- or make any significant changes. And it's flowing through to a really healthy gross margin, ending the year with 64% gross margins. And that's been delivered on AUR growth well into the double digits on a multiyear basis across the brands. So really healthy place to be. Our process is pretty consistent. So we'll continue to do that as we move through 2025. Operator Corey Tarlowe, Jefferies. Corey Tarlowe - Jeffries - Analyst I guess, firstly, could you just talk a little bit about the cadence of the year, how you're thinking about bridging this first quarter, the operating margins with the full year? Because there seems to be -- there's some probably pick-up towards the back half of the year. And then I'm just curious, on inventories, a little bit elevated, it looks like, but maybe not so elevated. So just curious to get your color there, if you can share what you're seeing? Thanks. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer & Senior Vice President Yeah. Thanks for the question, Corey. Let me take that in reverse order. I'll start on the inventory side. So as we look back on '24, we are happy with the balance that we have shown across AUR growth, gross margin expansion, and inventory levels. To your point, ending inventory up 22%. So breaking that down a bit. units are up 6%, and that's in line with our first quarter guide of up 4% to 6%. So that's meant to support our sales go forward. The rest of that 16-point delta of inventory growth is split pretty evenly across a few different buckets. So first one being freight; that continued to be a headwind. We are seeing costs come down sequentially, but they are still up on a year-over-year basis. And we'll have some of that higher air usage from Q4 still on the balance sheet that we should see flush through cost of sales here in the first quarter. 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 05, 2025 / 1:30PM, ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call

Second bucket really relates to a more normal fall to spring seasonal transition this year. So there is some seasonal mix impact in there as well as we have a bit more carryover inventory than last year, which we've been working through to sell-through as we've seen these colder temperatures here in January and February. And then finally, the last bucket here, there is some mix into some higher-cost categories like dresses and licensed products, where we have seen outsized growth, and that's really meant to support our sales plans on a go-forward basis. So overall, we like where our unit sits. We do expect to see things like freight and that carryover inventory costs normalize as we move through the first half of the year, which as you think about the gross margin dynamics here, let me break -- I'll break it down here into the two different pieces, right? So let's start with AUR. As Fran mentioned or as we just mentioned, from a pricing standpoint, we like where our AUR sits. From a cost standpoint, we should see some of those pressures that I just took you through abate through the front half of the year, and you'll see that, particularly on the freight side, should flip to a tailwind in the back half of the year. So it's a little bit of an inverse of what you saw in 2024 where we started to see those pressures in the back half. We're annualizing those here in the front half and we should see those flip to tailwinds here in the back half of the year. Corey Tarlowe - Jeffries - Analyst Got it. And then just on capital allocation, I saw the news about the buyback. Just curious if we can get your thoughts kind of on how you're thinking about capital allocation going forward. I think that that's welcome news. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer & Senior Vice President Yeah. No change to our capital allocation philosophy here. We love the model. We've got some nice flow-through to the bottom line as we grow that top line. That generates a lot of cash. Our cash productivity has never really been stronger here. So it gives us the flexibility to both invest back into the business and return cash to shareholders. And we'll continue that into 2025. As you mentioned, we announced this new $1.3 billion share repurchase authorization this morning. So we are positioned well to use that excess cash on the balance sheet to return healthy levels to the shareholders through buybacks this year. Sitting here today, for Q1, again, we expect to buy back at least $100 million worth of shares. We'll target around that each quarter as we move throughout the year at our guidance levels. But we will be opportunistic go forward, as always, subject to business performance, the share price, and overall market conditions. Operator Matthew Boss, JPMorgan. Matthew Boss - JPMorgan - Analyst Great. So Fran, maybe could you elaborate on the 4% to 6% first-quarter revenue growth guide? How you see each brand contributing to comp growth, or any green shoots across categories that you're seeing at the Abercrombie brand? And then, Robert, is there a way to think about revenue growth needed to sustain or further expand operating margins multi-year? I know flat operating margin at the high end of this year's 5% revenue growth guide. Is that the baseline going forward or do you see efficiencies to bring that fixed cost hurdle down? 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 05, 2025 / 1:30PM, ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director Matt, yeah, on the first part of that question, as I just mentioned a little bit earlier, we came into 2025 with greater momentum in Hollister than we are seeing in Abercrombie. But with that said, really a very strong year for both with double-digit growth for both of them and a record Q4 for both brands. As we head throughout the year, our expectation is for both brands to continue to grow. We are seeing some green shoots. Holiday was won through jeans, through fleece, through sweaters; a lot of that continues into spring, but we're starting to see dresses turn on, skirts turn on. We're actually even seeing swim turn on already. So we're excited with the model that we run here, which you well know. We can get after all of that and chase it, the team is on it. And our expectation, just to repeat myself, is to grow both brands this year and to grow the total and continue on this record revenue. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer & Senior Vice President Yeah. And Matt, on the operating margin. So no real change here to our mindset. 2024, I think, is a great example of what this business is capable of delivering. We have a strong operating model and a strong financial model that generates really healthy cash flow, and we did leverage that last year. We are investing to strengthen our brands and our company for the longer term, and we'll keep that same approach here for 2025. So as you called out, at the midpoint of our guide, we aren't expecting a lot of leverage or deleverage on selling or G&A expenses. But again, just like we delivered in 2024, we would expect to see some leverage on expense here if our sales outperformed that guidance range. Scott Lipesky - Abercrombie & Fitch Co - Chief Operating Officer, Executive Vice President Matt, it's Scott. I'll finish up with this one too. And to that point on what Robert said is we love this financial structure that we're coming into 2025 with, 15% operating margins, 64% gross margins. Retail is about driving the top line. And that's what this group is coming in to do every day. We want to drive that top line, because when we do, we see awesome flow-through to the bottom line. And as Robert mentioned, we're going to make investments in this business. We're going to invest in marketing. We want to drive these brands higher. And if we do, we're going to throw more dollars to the bottom line. If we expand operating margins a bit, that's great. We want to grow that bottom line faster than the top line. And that's what we set out to do. So no real change in our mission here as we come into 2025. Operator Paul Lejuez, Citi. Paul Lejuez - Citi - Analyst Can we just go back to freight? I'm curious if you can maybe quantify the freight drag in the first quarter or first half of the year versus the tailwind that you built in for the second. And then if you can, just remind us what's driving that? Is it a decision to air freight more product for earlier in the year? Or is it simply a matter of the rates that you're seeing? And then second, would love to hear what we should expect in terms of the inventory dollars increase as we move throughout the year. How do you expect to end the year, I think, most importantly? 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 05, 2025 / 1:30PM, ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call

And then just geographically, would love to know how you're thinking in terms of the key regions that are going to drive sales this year. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer & Senior Vice President All right. So I'll start with this one, Paul. So as we think about freight to that and its contribution to that '22 inventory here on the balance sheet, freight is about 5 points of the increase. So we'll see that work through the cost of sales line here in the first half. We are generally seeing the rates come down, but again, they are still up on a year-over-year compare. We will start to lap that as we get into the back half and all the disruption that we saw starting with the Red Sea disruptions and then the East Coast port strikes and so on and so forth, all the way through the back half of last year. So you will start to see freight flip on us. In terms of the air usage, air usage was up there in Q4 as we worked to mitigate some of the disruption we saw in the shipping market and make sure that we weren't disappointing our customers heading into Q4. Right decision for us. We had a record holiday season, finished the year really strong. Again, we'll see that cost and that pressure flow through the front half of the year here. And we come in every day and the teams are looking at air cost, and they're looking at the modes and to figure out what we need to do to bring the inventory here and make sure that we're showing up right for our consumers. So air usage is down a bit. But it's going to be a day-by-day decision here as we work with the teams on a week-to-week basis. Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director I think there was another part to your question, Paul, about geography. So we were very excited to see balanced growth across regions and geographies for 2024. That continues to be our expectation for 2025. Excited about the teams, as you well know, that we've built both in London and Shanghai, and those teams are getting really close to the customer and exporting this playbook. So that's the expectation for 2025. Paul Lejuez - Citi - Analyst And Robert, also the inventory as you go through the year, what should we expect coming out of 1Q? And what should we expect to end the year, how you're going to manage inventory -- ? Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer & Senior Vice President Yes. We'll start to see those costs that are layered on the balance sheet here mitigate as we move through the front half of the year. As we think about how we plan to end the year, we've always said that we like to have our units in line with our sales. We're not going to starve this business. We love feeding this machine that we have built. And we would expect to see units work their way through. How cost lands will depend on the markets. So we'll see how that lands for '25. Operator Marni Shapiro, The Retail Tracker. 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 05, 2025 / 1:30PM, ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call

Marni Shapiro - The Retail Tracker - Analyst Hey guys. Can you just talk a little bit about your sourcing. There's just a lot of noise out there, obviously. You disclosed some of the tariff hit. But can you talk a little bit about the ability to chase Read & React, especially as we get towards the back-to-school and the holiday period, are you still able to move as quickly? And just congratulations, because the Hollister stores have never looked better. Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director Thank you, Marni. So yes, I'll grab that one. So sourcing. We source in 17 countries around the world. We talk a lot about the fact that we are very proud of our agile sourcing and the opportunity to be able to move the product. It also helps, to your exact point, chasing, reading and reacting, that's what the teams do. We meet with them every week. They read the business. And regardless of the time of the year, I think you specifically asked about back-to-school and holiday, we can chase all year round. It's not subject to timing. And we've gotten to moving very, very quickly. It varies by category, obviously, but every category today can be chased. We have platformed fabrics, which is also obviously very helpful. Extremely proud of that team. I mean those millions of units that we chase in 2024 drove those results that we've seen. And our expectation is to continue to drive this model for 2025. Operator Alex Straton, Morgan Stanley. Alexandra Stratton - Morgan Stanley - Analyst Great. Congrats on a great year and quarter. I wanted to quickly follow up just on, Fran, your comments on A&F being a bit negative. Just any context you can give around that of how deeply negative and what exactly you would attribute that to, if it's just weather we've heard from some others or something else? And then maybe for Scott or Robert, just zeroing in on the first quarter guidance, I want to make sure I understand what's underpinning the year-over-year EBIT margin compression. So if you can just walk through those pieces one more time, that would be super helpful. Thanks a lot. Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director Sure. So Alex, just to reiterate, coming off of an outstanding 2024, both brands hitting a terrific fourth quarter, in fact, as we went to ICR, we actually exceeded those expectations as we finished the year. Hollister is really -- the momentum is terrific, extremely proud of the progress that that team has been able to make and the acceleration of that brand. Abercrombie, I would say, to sum it up, it's like last year, we really did have a flawless transition to spring. And this year, we just had a much more normalized one. We did take advantage of the weather, to answer that question. In fact, we were able to push through that product in January and February. But are we are seeing green shoots for spring and we're excited about what we're seeing. Dresses are turning on. Skirts are turning on. Jeans, fleece continue to be strong categories for us. I mentioned earlier, even swim is starting to turn on. So the team has got the agility. They've got the model set. They are listening to the customer. They are driving the business, they're chasing, and obviously, control what we can control. But the company has got two strong brands, and our goal is to drive the total. 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 05, 2025 / 1:30PM, ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call

Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer & Senior Vice President Yeah, Alex, just quick on the Q1 guide here. So obviously, momentum coming out of Q4 on the sales trends and the sales trends that Fran just took you through today, those are all baked into that guide on the top line to grow 4% to 6%, off of a really strong Q1 last year. So we're happy to be in a place where we can put growth on growth here. From an operating margin standpoint, just a few dynamics at play. Again, expect some cost pressures here with the higher freight. We are also expecting some gross margin pressure related to that -- the sell-through of that more normal seasonal carryover inventory that Fran just took you through. Both of those pressures we would expect to abate as we move through the season. And then the last piece, we also expect marketing to be a deleverage point for the quarter as we continue to fund into that full funnel marketing strategy across brands and regions for the longer term. Operator Mauricio Serna, UBS. Mauricio Serna Vega - UBS - Analyst Great. First, I wanted to see if you could talk about maybe the promotional activity that you've seen from both brands in Q4. I think there were some fears that maybe there's -- there has been like an uptick in promotions for Abercrombie brand specifically. And maybe on that point, could you talk about -- maybe talk about some type of bridge for the gross margin? Because it seems like AURs were up, but there was like a trade-off. I'm just interested in seeing like how much is -- where each of those contributing to the gross margin change? Thank you. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer & Senior Vice President Yeah. Hey Mauricio, just -- I'll take an inverse order here. So just real quick on the Q4 margins. So this is really a continuation of what we talked about leading into the quarter. We knew freight was going to be a pressure for us, and that's obviously materialized. We expected AUR growth for the quarter, which we saw. We had both brands pulling back on promos throughout the quarter. It just wasn't as much AUR growth as we would -- as we needed to offset the freight. And part of that is the promotional period that we took. January is really about clearing product. It's generally a promotional period. We took the opportunity here with the cold weathers, record cold in a lot of places, to push on that carryover inventory. So we did have promos up a little bit there in January. And then in terms of the promo environment, again, we can't speak for others, but when we look at holiday, we were super proud of how we showed up, how we continue to make progress, pulling back across the brands there on Black Friday week. Post-holiday in January, just took you through that piece. But I think I'll go back to what Fran talked about here 12 months ago, we were sitting here talking about executing a near flawless transition to spring product. And we had very little carryover inventory. This year, it's just a bit more normal. So as Fran mentioned, we took advantage of the cold weather. We promoted -- we've had promotions on through January and February, keep that inventory turning. And we should start to see that normalize a bit here as we get through the quarter. Mauricio Serna Vega - UBS - Analyst Understood. And maybe could you provide a little bit of context on how should we think about store openings by region and brand like in total during the year? 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 05, 2025 / 1:30PM, ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call

Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer & Senior Vice President Yeah. Super happy to continue on this trend. Again, three years now of net store openers. We plan to be a net store openers here again for 2025. Opening about 100 new experiences, 60 new stores, will only close 20. So on a net store -- net new store basis, you'll see actually growth year-over-year there or acceleration year-over-year there. In terms of the tilt, we've seen nice productivity improvements across the EMEA region. We will still -- so we'll lean in a little bit there. But you'll still see us open a good amount of new stores here in the Americas side of the house. And you might see us tilt a little bit more towards the A&F side as we go through the year. Scott Lipesky - Abercrombie & Fitch Co - Chief Operating Officer, Executive Vice President Yeah, Mauricio, just to add on there, we've been really happy with our openings. We've talked about this each year as we've ramped up our openings and our new experiences, the returns have been great. We're talking about that four-wall margin in the store is around 30%. So these are highly profitable, highly incremental, adding to that omnichannel experience for the customers in those markets. So more to come here in 2025, very exciting. Mauricio Serna Vega - UBS - Analyst Great. And if I just may elaborate on that last point. On the outlook that there's going to be some openings in Abercrombie, like when you think about the total sales for the brand, does that mean like you're also forecasting or expecting comp sales to be up this year? Or should the growth be more driven by store openings? Thank you. Scott Lipesky - Abercrombie & Fitch Co - Chief Operating Officer, Executive Vice President That's the goal every year we come in. We want comp sales to be up. We want to add to those comps through store openings. And hey, if we can start to layer on a little third party through wholesale franchise licensing, that will be a nice opportunity for us in the future. We talked a little bit about -- Fran talked about this a little bit earlier, we're going to do it differently as we go into the future. And that's exciting white space for the brands through franchise wholesale and licensing. We've talked about a couple of deals here in 2024. We're going to operationalize those in 2025. And this should be nice additive sales, both on the top line and then incremental opportunities on the bottom line through profits. Operator Janet Kloppenburg Joseph, JJK Research Associates. Janet Kloppenburg - JJK Research Associates - Analyst Congratulations on a really strong '24. Fran, when a brand does as well as A&F does, there's always these copycats, as you know, in the industry. And I'm wondering what you think is going on on the competitive landscape Abercrombie & Fitch. And given how high the productivity is for the brand, should we expect that this markdown/promotional activity, maybe we see that throughout the year? Or do you think that you can go back to a full price selling stance as you look forward and these spring transition issues even out, and of course, us having a late Easter, which could help? Thank you. 14 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 05, 2025 / 1:30PM, ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director Thanks, Janet, yeah, and thanks for the congrats on a really terrific 2024. With the team here, I really have to have everybody focused on our customer. That's the most important thing that we do is stay focused on the customers, stay close with them, make sure that we get our product voice and experience aligned. And when we do that, they certainly respond, as we're seeing in both brands. So there's always a competitive landscape out there, there's always people watching and seeing what you're doing, but I'm very proud of the team and how close we are to the customer, we learn from them, that helps to continue to fuel us to move forward. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer & Senior Vice President Janet, just on the AUR, the promo activity side of the house, to your point, the A&F brand has been on a tear here, multiyear double-digit AUR growth, which has been awesome to see. It's a really healthy place. But the reality of it is, we've got to put a great product out there, we've got to control our inventory, and we got to listen to our customers. They're ultimately going to tell us how far we can push. Our teams are obsessive about staying close to those customers. And we'll work with those teams every day, and we'll see if we can pull back a promo day here or there. So more to come, but we come in every year and we believe that we can hold our AURs flat. So that's the mission here. And if we can eke out some opportunities, we've got great flow-through to the bottom line. So that's the goal for '25, and that's where the teams are focused. Janet Kloppenburg - JJK Research Associates - Analyst Okay. Well, lots of luck to you all. Operator I'm not showing any further questions at this time. I'd like to turn the call back over to Fran for any closing remarks. Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director Yeah, I just want to thank everyone for joining the call today, and we look forward on continuing to update you all on our progress. Operator Thank you. Ladies and gentlemen, this does conclude today's presentation. You may now disconnect, and have a wonderful day. 15 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 05, 2025 / 1:30PM, ANF.N - Q4 2024 Abercrombie & Fitch Co Earnings Call

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